VOICED Media, Inc.

The VOICED super app is the next gen of social, e-commerce, & fintech — all in one place. It's where you Publish. Connect. Shop. Sell. It's the place where everyone can be seen and heard. VOICED is tapping into a combined projected $7.5 trillion market size with a seamless, human-first experience.


VOICED®
EVERY VOICE MATTERS®
VOICED MARKET®
Better purchases matter®
Your status has been pub
Success, your story has bee
Make Better purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Shop All Categories

Invest

$100 minimum investment

DEADLINE: July 11, 2025

in a month

SHARE PRICE

$2.50

TOTAL RAISED ON NETCAPITAL

$703

TOTAL RAISED THIS ROUND

$703

VALUATION THIS ROUND

$25,000,003

Reg CF offering provided by Netcapital Funding Portal Inc.

WHO WE ARE

REASONS TO BE AN EARLY INVESTOR IN VOICED MEDIA

OUR TRACTION

$1,300,436

Revenue for 2024

150+

Advertisers

134,000

Monthly Average Visits

*Monthly Average Visits For 2024 (1/1/24-12/31/24)

6,000+

Registered users

$7.5 Trillion Market Size

We're tapping into a combined projected **$7.5 trillion market size** across 3 sectors: social media, e-commerce, and fintech.

First-Ever Funding Round

This is our **first-ever funding round**— a true ground-floor opportunity. Become an early investor.

The World Is Craving Authenticity

People are tired of bots, bias, and endless algorithm games that drown out real voices and overpower small businesses. **VOICED is building something different** — a platform that champions authentic voices, free speech, independent commerce, and businesses of all sizes.

Built for people, not algorithms. **VOICED** users completes a quick activation to filter out bots, trolls, and spam — helping ensure there's a real person behind every profile.

Empowering Individuals, Creators, And All Businesses

We are building the infrastructure to empower individuals, creators, and all businesses with the tools and space to be heard, seen, and supported. On **VOICED**, everyone has a platform.

WHAT MAKES VOICED A SUPER APP

See Some VOICED Features In Action

VOICED is available on iOS, Android, and the web.

Publish Articles, Short Posts, And More


9:41
VOICED®
EVERY VOICE MATTERS®


Society
Mind & Body
Humor
Him & Her
Post a Status
What's on your mind...
Your Status Update
Published Jan. 11
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy.
31
4
2
Marilyn Gouse Follow
Published Jan. 8
Unlock Your Full Potential: The Science Behind Optimizing Your Workout Rout...
Embarking on a fitness journey is a transformative experience that goes beyond physical appearance—it's abo...
Read More
11
6
3
Cristofer Siphron Follow
Published Mar. 3
Home
Newsfeed
Shop
Showcase

Social Media

Shop VOICED Market, And List Your Business


9:41
VOICED
MARKET


Make **Better** purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Money Marketplace
Food + Drink
Entertainment
Business
Online Services
Fitness & Diet
Shop All Categories
Featured Listings
Home
Newsfeed
Shop
Showcase

E-Commerce/Marketplace

The Money Marketplace


9:41
VOICED
MARKET
Money Marketplace
The VOICED Market money marketplace is on a mission to empower people around the globe to financial freedom.
Homeowners Insurance
Life Insurance
Personal Loans
Auto Insurance
Pet Insurance
Saving Accounts
Mortgage Refinance
Business Insurance
Home
Newsfeed
Shop
Showcase

Fintech

VOICED MEDIA'S
3 MASSIVE SECTORS

Combined Projected Market Size Of $7.5 Trillion By 2030

SOCIAL MEDIA

Market Size: Global social networking is projected to show an annual growth rate (CAGR 2022-2029) of 7.56%, resulting in a projected market volume of US $206.76 billion by 2029.


SOCIAL MEDIA MARKET SIZE PROJECTION (2022-2029)
$206.76B
200
180
160
140
Market Size (Billion USD)
2022
2023
2024
2025
2026
2027
2028
2029
Year

E-COMMERCE (FOCUS ON ONLINE MARKETPLACES)

Market Size: E-commerce revenue is expected to show an annual growth rate (CAGR 2025-2029) of 8.02%, resulting in a projected market volume of US $5.89 trillion by 2029.


E-COMMERCE MARKET SIZE PROJECTION (2025–2029)
Market Size (Trillion USD)
6.0
5.5
5.0
4.5
$5.89T
2025
2026
2027
2028
2029
Year

FINTECH

Market Size: Financial technology revenues are projected to grow sixfold from $245 billion to $1.5 trillion by 2030.


FINTECH MARKET SIZE PROJECTION (2023–2030)
Market Size (Billion USD)
1,600
1,200
800
400
$1,500B
2023
2024
2025
2026
2027
2028
2029
2030
Year

HOW WE PLAN TO GROW REVENUE

Advertising


9:41
VOICED
EVERY VOICE MATTERS
Cryptocurrency
Mind & Body
Show more topics
Post a Status
What's on your mind...
From VOICEDMARKET
Compare Auto Insurance Rates In...
$150 Bank Account Signup Bonus
Jaxson Kenter
Published Mar. 10
Let's Move! Campaign
"Let's Move!" partnered with schools, communities, and various organizations to create a supportive environment for...
Read More
Home
Newsfeed
Shop
Showcase

Subscriptions Add Ons


9:41
Showcase
VOICED has built a platform that is all about you
Showcase on your stories
Publish your content and showcase your products, services, and more.
Showcase on your profile
Highlight more of you directly on your profile page, where viewers already want to learn more about you.
Story
Your Content
Your Showcase
Here's How I Kne
Loving, Committ
Relationship
Cheyenne Stanton's Showcase
Subscribe To My Weekly Newsletter
Read Now
My Original 60x40 Abstract Artwork
Buy Now


Subscribe to Showcase

VOICED
One-Time Activation Fee


9:41
Activation
Activate your Account
VOICED has a one-time activation fee to cut out bots, trolls, and to help verify that it's a real person using the account. We want VOICED to have the most authentic conversation possible.
Learn More
$1.00 One-Time Activation Fee
Free Version
~~$5.00~~ (80% Off)
Everything in Free
Change your username
Allow followers on VOICED, follow voices you like
Publish your own posts (stories, statuses, comments + more!)


VOICED
Activated Account
Launch Exclusive: 80% off
Activate Account

AND MORE REVENUE OPPORTUNITIES EXPECTED TO COME...

THE PROBLEM & OUR OPPORTUNITY

Social Media And Commerce Are Ripe For Disruption.

🤖 Bot Invasion & Fake Engagement

So many platforms are overwhelmed with fake accounts, spam bots, and AI-generated junk. It’s hard to trust content, likes, comments, or even followers.

Bots flood hashtags, skew engagement metrics, and spread misinformation. We need a platform built for realness and authenticity.

⚙️ Algorithm Bias

Echo chambers and bias — they push divisive, extreme, or addictive content because it keeps people scrolling, but it also burns people out emotionally and mentally. We need an end to this.

🎭 Authenticity Crisis

Everything feels curated, fake, or performance-based. People crave spaces where they can be more real, less "filtered."

🛍️ No Real Understanding About The Source Of The Products

Today’s platforms make every transaction feel the same. You rarely know who you're supporting or if there are better options.

Our marketplace connects buyers to creators and businesses of all sizes — giving everyone the space to tell their story, build trust, and be discovered authentically.

✨ Discovery Is Broken

It's hard to stumble across cool, niche, or under-the-radar products unless you already know exactly what to search for.

We're built for discovery — helping people find better options, not just popular ones.

🌟 **We Are Redefining And Creating A Better Social And Commerce Experience For The People — And Creating Massive Opportunity Potential For Our Investors.**

MEET THE TEAM



Jason Jadidian
Founder, and CEO

Jason Jadidian is the Founder, Chairman, and CEO of Voiced Media, Inc. In this role, Jason Jadidian is responsible for leading the organization's strategic direction. Managing day-to-day operations, including but not limited to, overseeing product development and design, building business relationships, and marketing.



Djordje Kuzmanovic*
Lead Frontend Engineer

Djordje Kuzmanovic is the Lead Frontend Engineer at VOICED Media. Djordje Kuzmanovic is a frontend architect specializing in React.js with full-stack developer capabilities. With experience in building and scaling modern web applications, Djordje is skilled in creating robust, user-friendly solutions. Combining technical knowledge with a strategic mindset, Djordje focuses on designing and implementing scalable, high-performance frontend architectures.





Igor Miazek*

Senior Full-Stack Engineer & DevOps

Igor Miazek is a senior full-stack engineer with expertise in software architecture, team leadership, and DevOps. With a deep technical background in building and scaling complex applications, he has skills across front-end and back-end development. Igor is adept at guiding teams through the entire software lifecycle, from architectural planning and design to deployment and optimization, and is skilled in integrating DevOps practices to streamline processes. His experience spans leading development teams and architecting robust, scalable solutions, showcasing a comprehensive approach to delivering efficient, high-quality software systems.

Aleksander Walkowski*

Senior Backend Engineer

Aleksander Walkowski is a senior backend engineer at VOICED Media. He specializes in building efficient and scalable systems and works mainly with Python using frameworks like Django, FastAPI, and Flask. Outside of work, he's a tech and gym enthusiast.

**Independent contractors*

SOURCES

*The monthly average number of visitors was calculated by adding up total users as reported by Google Analytics across VOICED Media properties for year 2024 and dividing by 12.

Sources:

Social Networking: Statista

Ecommerce: Statista

Fintech: Boston Consulting Group

DISCLAIMER

Images include fictitious names and content created for demonstration purposes only. Some images displayed are not yet live, and could potentially change.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Legal Fees	$7,000	0.6%
Marketing & Sales	$370,499	30.0%
Research & Development (Inc. Payroll & Contractors)	$617,499	50.0%
General & Administrative	$179,487	14.5%
Intermediary fees	$60,515	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Voiced Media, Inc. dba VOICED Media, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of July 11, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,494,001 shares
× $2.50 per share

$26,235,003 implied valuation

FINANCIALS

VOICED Media, Inc.'s official name is Voiced Media, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 28, 2025
- Form C/A on May 5, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

May 5, 2025 — Filed Form C/A

Mar 28, 2025 — Filed Form C

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